SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report ( Date of Earliest Event Reported ) March 3, 1997


                            Capitol Multimedia, Inc.
             (Exact Name of Registrant as Specified in its Charter)


       Delaware                      0-20102                    52-1283993
(State of Jurisdiction)      (Commission File Number)      (IRS Employer ID No.)


200 Baker Avenue, Suite 300
Concord, MA                                                      01742
(Address of Principle Executive Offices)                       (Zip Code)


Registrant's Telephone Number, Including Area Code (508) 287-5888


------------------------------------------------------------------------
Former Name or Former Address, if Changed Since Last Report

Item 7: Financial Statements and Exhibits

(a.) Financial Statements of Business Acquired
----------------------------------------------

     The registrant hereby amends the unaudited financial statements dated December 31, 1996 for Client Server Technologies, Inc. (CSTI) previously incorporated as Schedule 3.3(a) of Exhibit 2.6 to the registrant's Form 8-K filed on April 11, 1997. The amended financial statements are included in
Schedule 3.3(b) - Client Server Technologies, Inc. Audited Financial Statements as of December 31, 1996.

(b.) Pro Forma Financial Statements
-----------------------------------

1.   Pro Forma Balance Sheet as of March 31, 1997, - assuming the acquisition of
     ---------------------------------------------
     CSTI was consummated on March 31, 1997.

2.   Pro Forma Statement of Operations for the year ended March 31 ,1997, -
     ----------------------------------------------------------------------
     assuming the acquisition of CSTI was consummated on April 1, 1996, the beginning of the fiscal year

     The registrant hereby files pro forma financial statements as follows:


                         PRO FORMA FINANCIAL INFORMATION

                            Capitol Multimedia, Inc.
                        Pro Forma Combined Balance Sheet
                              As of March 31, 1997
                                   (Unaudited)

                                                                                                     Pro Forma           Pro Forma
                                                                      CMI              CSTI          Adjustments         Combined
                                                            ------------------------------------------------------------------
Assets
Current assets:
   Cash and cash equivalents                                      $   604,636      $   155,428      $         --        $   760,065
   Short-term investments                                             997,036                                               997,036
   Accounts receivable, less allowance for doubtful
      accounts of  $17,194 and $109,200 for
      CMI and CSTI respectively                                       459,135          568,172                            1,027,307
   Notes and guaranteed royalties receivable                          250,000                                               250,000
   Prepaid expenses and other current assets                           51,719           24,883                               76,602
                                                                  ------------------------------------------------------------------
Total current assets                                                2,362,526          748,484                            3,111,010

Property and Equipment:
   Technical equipment                                                677,707          455,572                            1,133,279
   Furniture and fixtures                                              76,579          158,424                              235,003
   Other                                                              124,109          136,858                              260,967
                                                                  ------------------------------------------------------------------
                                                                      878,395          750,854                            1,629,249

Less: accumulated depreciation                                       (544,816)        (426,058)                            (970,874)
                                                                  ------------------------------------------------------------------
                                                                      333,579          324,796                              658,375

Notes and guaranteed royalties receivable                           1,073,600                                             1,073,600
Investment in Subsidiary                                            3,853,060                        (3,853,060)  1            --
Goodwill                                                                               510,395           316,787  2         827,182
Accumulated Amortization                                                               (83,983)           83,983  3            --
Other  long term assets                                                40,872                            200,000  4         240,872
                                                                  ------------------------------------------------------------------

Total assets                                                      $ 7,663,637      $ 1,499,692      $   (3,252,290)     $ 5,911,039
                                                                  ==================================================================



See accompanying notes.

                         PRO FORMA FINANCIAL INFORMATION

                            Capitol Multimedia, Inc.
                        Pro Forma Combined Balance Sheet
                              As of March 31, 1997
                                   (Unaudited)

                                                                                                   Pro Forma            Pro Forma
                                                                       CMI             CSTI        Adjustments          Combined
                                                                  ------------------------------------------------------------------
Liabilities and shareholders' equity
Current liabilities:
   Accounts payable and accrued expenses                          $    274,441    $    156,327    $      -                 430,768
   Unearned revenue and other current liabilities                      104,307         291,075                             395,382
                                                                  ------------------------------------------------------------------
Total current liabilities                                              378,748         447,402                             826,150

Notes payable to related parties                                     1,552,069                                           1,552,069
Deferred rent                                                           83,328                                              83,328
                                                                  ------------------------------------------------------------------
Total Liabilities                                                    2,014,145         447,402                           2,461,547


Shareholders' equity:
   Common stock, $.10 par value, 25,000,000  shares  authorized and 6,857,153 shares issued and outstanding at March 31,
     1997 (CMI)                                                        685,715          13,123          (13,123)5          685,715
   Additional paid-in capital                                       16,747,202         665,677         (665,677)5       16,747,202
   Dividends                                                                          (567,410)         567,410 5
   Accumulated earnings (deficit)                                   (9,733,081)        940,900       (3,140,900)5      (11,933,081)
                                                                  ------------------------------------------------------------------
                                                                     7,699,836       1,052,290       (3,252,290)         5,499,836

Less Treasury stock, at cost, 825,088 shares at
    March 31, 1997                                                  (2,050,344)                                         (2,050,344)
                                                                  ------------------------------------------------------------------
Total shareholders' equity                                           5,649,492       1,052,290       (3,252,290)         3,449,492
                                                                  ------------------------------------------------------------------

Total liabilities and shareholders' equity                        $  7,663,637    $  1,499,692    $  (3,252,290)      $  5,911,039
                                                                  ==================================================================


See accompanying notes.

                         PRO FORMA FINANCIAL INFORMATION

                            Capitol Multimedia, Inc.
                   Pro Forma Combined Statement of Operations
                                   (Unaudited)

                                                            CMI                CSTI
                                                         Year Ended          Year Ended
                                                          March 31,          December 31,        Pro Forma         Pro Forma
                                                            1997                1996             Adjustments       Combined
                                                         ----------------------------------------------------------------------
Net Sales                                                $ 1,925,913        $ 3,652,591                           $ 5,578,504
                                                         -----------------------------------------------------------------------
Cost of Revenue
   Services                                                                   1,650,475                             1,704,675

                                                         -----------------------------------------------------------------------
Gross profit                                               1,925,913          2,002,116                             3,928,029
                                                         -----------------------------------------------------------------------

Operating expenses:
   Research and development                                2,181,457            729,943                             2,911,400
   General and administrative                              1,523,682            450,362                             1,974,044
   Sales and marketing                                                          443,170                               443,170
   Amortization                                                                  34,351             74,581  6         108,932
   Depreciation                                              200,633            234,206                               434,839
   In process research and development                                                                      7
   Consolidation expenses                                    462,567                                                  462,567
                                                         -----------------------------------------------------------------------
Total operating expenses                                   4,368,339          1,892,032             74,581          6,334,952
                                                         -----------------------------------------------------------------------
Operating income (loss)                                   (2,442,426)           110,084            (74,581)        (2,406,923)
                                                         -----------------------------------------------------------------------

Other Income ( Expense):
   Interest and other income, net                            270,710             74,990            (36,170) 8         309,530
   Gain (loss) on disposition of assets                      (37,983)                                                 (37,983)
                                                         -----------------------------------------------------------------------
Net income (loss)                                        ($2,209,699)       $   185,074        ($  110,751)       ($2,135,376)
                                                         =======================================================================

Net income (loss) per share                               $     (.46)                                              $     (.35)
                                                         =======================================================================

Weighted average number of shares outstanding              4,835,353                                                6,032,065  9
                                                         =======================================================================



See accompanying notes.

                         PRO FORMA FINANCIAL INFORMATION

                            Capitol Multimedia, Inc.
                Notes to Pro Forma Combined Financial Statements
                                   (Unaudited)

Note 1. Consolidating entry to eliminate investment in consolidated subsidiary.

Note 2. Adjust goodwill to reflect amount from the CMI acquisition of CSTI , as accounted for under the purchase method of accounting for business combinations.

Note 3. Adjustment of accumulated amortization to zero, the acquisition was consummated on the last day of the year and no amortization taken.

Note 4. Entry to record developed software as an amortizable asset per the third party valuation of intangible assets completed as part of the purchase price accounting.

Note 5. Elimination of equity section of subsidiary and recording of $2,200,000 accumulated deficit representing the write-off of in process research and development calculated per the third party valuation of intangible assets completed as part of the purchase price accounting.

Note 6. Estimation of amortization of goodwill and developed software recorded in connection with this acquisition.

Note 7. Write-off of in process research and development calculated per the third party valuation of intangible assets completed as part of the purchase price accounting represents a non-recurring write-off and as such is not included in this Pro Forma Statement of Operations. This non-recurring charge of $2,200,000 is reflected in the company's Consolidated Statement of Operations for the year ended March 31, 1997.

Note 8. Estimation of the net change in interest income in connection with this transaction.

Note 9. Pro Forma combined weighted average shares outstanding equals the CMI shares outstnading prior to the acquisition of 4,832,065, plus the 1,200,000 shares issued to CSTI as part of the transaction.


These pro forma combined financial statements are qualified in their entirety by and should be read in conjunction with the consolidated historical financial statements and related notes thereto of Capitol Multimedia, Inc. (CMI) and CSTI. The pro forma information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would actually have occurred if the acquisition of CSTI had occurred on the dates indicated, nor is it indicative of future operating results or financial position.

(c.) Exhibits:


     23.1 - Consent of Independent Auditors



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CAPITOL MULTIMEDIA, INC.
                                             (Registrant)

Date: June 26, 1997                     By: /s/ Edward Terino
      --------------                        -----------------
                                             Edward Terino
                                             Chief Financial Officer, Treasurer,
                                             Secretary








                                  EXHIBIT INDEX

Number                   Description of Exhibits                           Page

23.1                     Consent of Independent Auditors                    19

                                 Schedule 3.3(b)




                        Client Server Technologies, Inc.

                              Financial Statements


                          Year ended December 31, 1996




                                    Contents

Report of Independent Auditors................................................8

Financial Statements

Balance Sheet.................................................................9
Statement of Operations......................................................10
Statement of Shareholders' Equity............................................11
Statement of Cash Flows......................................................12
Notes to Financial Statements................................................13

                         Report of Independent Auditors


Board of Directors
Client Server Technologies, Inc.

We have audited the accompanying balance sheet of Client Server Technologies, Inc. as of December 31, 1996 and the related statement of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Client Server Technologies, Inc. at December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.





                                        Ernst & Young LLP


Boston, Massachusetts
April 22, 1997

                        Client Server Technologies, Inc.

                                  Balance Sheet

                                December 31, 1996





Assets
Current assets:
   Cash and cash equivalents                                        $   300,485
   Accounts receivable, net of allowance for doubtful
    accounts of $110,000                                                394,748
   Prepaid expenses                                                      23,090
                                                                    -----------
Total current assets                                                    718,323

Furniture and equipment, net                                            346,136
Goodwill and organization cost, net                                     434,976
                                                                    -----------

Total assets                                                        $ 1,499,435
                                                                    ===========

Liabilities and shareholders' equity
Current liabilities:
   Accounts payable and accrued expenses                            $    79,147
   Deferred revenue                                                     236,243
                                                                    -----------
Total current liabilities                                               315,390

Shareholders' equity:
   Common stock, $.01 par value, 850,000 shares
    authorized, 807,120 shares issued and outstanding                     8,071
   Class B common stock (non-voting), $.01 par value,
    250,000 shares authorized, 157,500 shares issued
    and outstanding                                                       1,575
   Additional paid-in capital                                           762,050
   Retained earnings                                                    432,512
   Less treasury stock ( 25,202 shares), at cost                        (20,163)
                                                                    -----------
Total shareholders' equity                                            1,184,045
                                                                    -----------

Total liabilities and shareholders' equity                          $ 1,499,435
                                                                    ===========


See accompanying notes.

                        Client Server Technologies, Inc.

                             Statement of Operations

                          Year ended December 31, 1996



Revenue
   Consulting services                                                $2,555,096
   Software license                                                      485,451
   Software support                                                      612,044
                                                                      ----------
      Total revenue                                                    3,652,591

Cost of revenue
   Consulting services                                                 1,535,014
   Software support                                                      169,661
                                                                      ----------
      Total cost of revenue                                            1,704,675
                                                                      ----------

Gross profit                                                           1,947,916

Operating expenses
   General and administrative                                            564,719
   Research and development                                              829,943
   Sales and marketing                                                   443,170
                                                                      ----------
      Total operating expense                                          1,837,832
                                                                      ----------

Income  from operations                                                  110,084

Interest income                                                           24,417
Other income                                                              50,573
                                                                      ==========

Net income                                                            $  185,074
                                                                      ==========


See accompanying notes.

                        Client Server Technologies, Inc.

                        Statement of Shareholders' Equity


                                               Common Stock (1)       Additional
                                                             Par        Paid-in        Treasury Stock        Retained
                                             Shares         Value       Capital      Shares        Cost       Earnings     Total
                                             ------         -----       -------      ------        ----       --------     -----

Balance at  December 31, 1995                964,620    $    9,646    $  762,050    (17,368)   $  (13,896)   $  417,004  $1,174,804

   March 1996 $.06 per share dividend                                                                           (56,836)    (56,836)

   October 1996 $.12 per share dividend                                                                        (112,730)   (112,730)

   Repurchase of common stock                                                        (7,834)       (6,267)                   (6,267)

   Net  income                                                                                                  185,074     185,074
                                             ---------------------------------------------------------------------------------------
Balance at December 31, 1996                 964,620    $    9,646    $  762,050    (25,202)   $  (20,163)   $  432,512  $1,184,045
                                             =======================================================================================

(1) Common stock consists of 807,120 shares of common and 157,500 shares of Class B common stock(non-voting).



See accompanying notes.

                        Client Server Technologies, Inc.

                             Statement of Cash Flows

                          Year ended December 31, 1996



Operating activities:
Net income                                                            $ 185,074
Adjustments to reconcile net income to net cash
 provided by operating activities:
     Depreciation and amortization                                      234,206
     Loss on disposition of furniture and equipment                      12,514
     Change in operating assets and liabilities:
       Accounts receivable                                               16,060
       Prepaid expenses                                                   6,958
       Accounts payable and accrued expenses                           (258,816)
       Deferred revenue                                                  12,136
                                                                      ---------
Net cash provided by operating activities                               208,132

Investing activities:
Purchase of furniture and equipment                                     (68,299)
                                                                      ---------
Net cash used in investing activities                                   (68,299)

Financing activities:
Shareholder dividends                                                  (169,566)
Purchase of treasury stock                                               (6,267)
                                                                      ---------
Net cash used in financing activities                                  (175,833)
                                                                      ---------

Net decrease in cash and cash equivalents                               (36,000)

Cash and cash equivalents at beginning of year                          336,485
                                                                      ---------

Cash and cash equivalents at end of year                              $ 300,485
                                                                      =========


See accompanying notes.

                        Client Server Technologies, Inc.

                          Notes to Financial Statements

                                December 31, 1996


1. The Company

Client Server Technologies Inc. (the "Company") was incorporated on November 16, 1992 to provide supply chain management consulting services to middle market companies ( companies ranging in size from $50 million to $1 billion).

The environment of rapid technological change and intense competition which is characteristic of the software development industry results in frequent new products and evolving industry standards. The Company's continued success depends on its ability to enhance current products and develop new products on a timely basis in order to keep pace with the changes in technology and competitors' innovations.


2. Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents are stated at cost, which approximates market, and consists of short-term, highly liquid investments with original maturities of 90 days or less. Cash equivalents consist principally of overnight repurchase agreements.

Revenue Recognition

The Company recognizes revenue in accordance with Statement of Position 91-1 "Software Revenue Recognition" issued by the American Institute of Certified Public Accountants. Specifically revenue from the sale of software licenses is recognized upon delivery of the software pursuant to license agreements. Upon delivery the Company has no significant vendor obligations remaining. The Company generally warrants that its products will function substantially in accordance with documentation provided to customers for approximately six months following initial installation. Historically, warranty costs have not been material. The Company recognizes consulting service revenue, which includes installation and post installation support under separate agreements, as the services are provided. Software support revenue, which consists of maintenance fee agreements, is recognized ratably over the term of the maintenance period. Payments for maintenance fees are generally made in advance.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of cash equivalents and accounts receivable. The risk with respect to cash equivalents is minimized by the Company's policies in which investments are only placed with highly rated issuers with relatively short maturities. The risk with respect to accounts receivable is minimized by the creditworthiness of the Company's customers, the variety of industries in which the customers operate, and the Company's credit and collection policies. The Company performs ongoing credit evaluations of its customers, generally does not require collateral, and maintains allowances for potential credit losses which, when realized, have been within the range of management's expectations.

Software Development Costs

The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed" (SFAS No. 86). Under SFAS No. 86, software development costs incurred until technological feasibility is established are expensed as research and development. Software development costs incurred after technological feasibility, which is defined as successful beta-site testing, is established are capitalized and amortized over the products' useful life commencing with general release. Amortization is provided using the straight-line method over the useful life which generally is three years or less. Software costs eligible for capitalization were not material during 1996.

Furniture and Equipment

Furniture and equipment are recorded at cost and consist of computers, furniture, equipment and purchased software. Depreciation is computed by the use of straight-line methods over the estimated useful lives of the assets which are three years for purchased software and five years for furniture and fixtures and computers and equipment.

Goodwill and Organization Cost

Goodwill represents the excess purchase price paid over the net assets acquired in the purchase of certain assets, business and properties in 1994. Goodwill is being amortized on a straight line basis over a 15 year period, which is management's estimate of its useful life. Organization Cost related to the incorporation of the Company were capitalized and are being amortized on a straight line basis over a 5 year period, which is management's estimate of its useful life. Management expects the carrying amounts of these assets to be recovered.

Stock-Based Compensation

In October 1995, the Financial Accounting Standards Board issued Statement No. 123 (FAS No. 123), "Accounting for Stock-Based Compensation" which is effective for fiscal years beginning after December 15, 1995. FAS No. 123 permits a company to choose to follow either a new fair value-based method or the current Accounting Principles Board Opinion No. 25 ( APB 25) intrinsic value-based method of accounting for its stock-based compensation arrangements for employees. The Company has elected to continue to account for its stock-based compensation plans for employees utilizing the provisions of APB 25. FAS No. 123 requires disclosure of pro forma information regarding net income and net income per share based on fair value accounting for stock-based compensation plans.

Income Taxes

In 1992, the shareholders of the Company elected, under the provisions of Subchapter S of the Internal Revenue Code, to include the Company's income in their federal and state income tax returns. Accordingly, the Company has made no provision for federal or state income taxes.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant areas in which estimates are used include product warranty claims, allowance for doubtful accounts, useful lives of furniture and equipment and certain accrued expenses. Actual results could differ from those estimates.

Fair value of Instruments

The fair value of the Company's financial instruments approximates carrying value as of December 31, 1996.

3. Furniture and Equipment

Furniture and equipment consists of the following at December 31, 1996:

   Computers and equipment                            $ 443,488
   Furniture and fixtures                               146,190
   Purchased software                                   132,967
                                                      ---------
                                                        722,645
   Less accumulated depreciation                       (376,509)
                                                      ---------

   Furniture and equipment , net                      $ 346,136
                                                      =========


4. Goodwill and Organization Costs

Goodwill and organization costs consist of the following at December 31, 1996:

    Goodwill                                          $ 507,961
    Organization costs                                    2,434
                                                      ---------
                                                        510,395
    Less accumulated amortization                       (75,419)
                                                      ---------

    Goodwill and organization costs, net              $ 434,976
                                                      =========

5. Stock Options

Grants Pursuant to Employment Arrangements

The Company has various stock option plans pursuant to certain employment agreements which provide for the grant of incentive awards to officers and other key employees. Some of the stock options granted under the Plan may qualify as "incentive stock options" under Section 422A of the Internal Revenue Code. The price at which shares may be purchased with an option shall be specified by the Board at the date the option is granted, but in the case of an incentive stock option shall not be less than fair market value on the date of grant. The duration of any option shall be specified by the Board, but no option designated as an "incentive stock option" may be exercised beyond ten years from the date of grant. No options were granted, canceled or exercised in 1996. At December 31, 1996, 151,252 shares were exercisable.

The following table represents weighted average price and life information about significant option groups outstanding at December 31, 1996:


                                 Options Outstanding                          Options Exercisable
                                 -------------------                          -------------------
                                       Weighted           Weighted                           Weighted
    Option                              Average           Average                             Average
    Grant              Number          Remaining          Exercise          Number           Exercise
    Date            Outstanding        Life (yrs)          Price          Exercisable          Price
    ----            -----------        ----------          -----          -----------          -----
    1992              129,000             5.9               .100            120,938            .100
    1993               17,500             6.7               .100             15,313            .100
    1995               30,000             8.6               .100             15,000            .100
                    -----------                                           -----------
                      176,500                                               151,251
                    ===========                                           ===========


The pro-forma net income, as if the compensation cost for the options granted in 1995 had been determined based on the fair value at the grant date in accordance with the provisions of FAS 123, is not materially different from the actual reported net income for the year ended December 31, 1996. The fair value of the options at the date of grant were estimated using the Black-Scholes model with expected option lives of one year from the date of grant, assuming an interest rate of 6.0% and a future dividend yield of 0%.

The effect on 1996 pro forma net income of expensing the estimated fair value of the stock options granted in 1996 are not necessarily representative of the effects on reporting the results of operations for future years as the periods presented include only one year of option grants under the Company's plan.

6. Lease Commitments

The Company leases office space under a non-cancelable operating lease. Future minimum rental payments required under the operating lease with non-cancelable terms in excess of one year at December 31, 1996 are as follows:

1997                                   $    137,296
1998                                        124,494
1999                                         95,606
                                       ------------
Total                                  $    357,396
                                       ============

Rent expense under operating leases was approximately $265,000 for the year ended December 31, 1996.

7. Significant Customers

During 1996, approximately 66% of the Company's revenues were derived from four customers. These customers accounted for 23%, 20%, 13% and 10% respectively.

8. Employee Retirement Plan

On January 1, 1995, the Company  adopted a 401k retirement plan ( the Retirement
Plan) that covers substantially all of the Company's employees. Each eligible employee may contribute up to 15% of their compensation, subject to certain limitations, to the retirement plan. The Company makes a matching contribution of 30% on the first 8% of the participant's elective deferral. Company contributions during 1996 totaled $26,183.



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9. Employee Stock Purchase Plan

The Company has a stock purchase plan that allows employees to purchase between 1,000 and 3,000 shares of the Company's non-voting common stock at $.80 per share. Current employee shareholders will be provided the opportunity to purchase additional shares only after all non-shareholder employees have been provided with the same purchase opportunity. The Company has reserved 25,000 shares of its non-voting common stock for the plan. No purchases have been made under the plan as of December 31,1996.

10. Subsequent Events

On March 31, 1997, all of the Company's outstanding stock was acquired by Capitol Multimedia, Inc. for $3,853,060. The purchase price was composed of 1,200,000 unregistered shares of the Company's common stock discounted to a value of $1,050,000, the issuance of non-interest bearing convertible long-term notes totaling $1,945,000 to sellers and discounted to a value of $1,552,069, and cash payments totaling $1,250,991. The transaction was accounted for under the purchase method of accounting for business combinations.

On March 31, 1997,  pursuant to various stock option  agreements as disclosed in
Note 5 all outstanding options became exercisable upon the qualifying event noted above. All options were exercised by employees at that time.

On March 31, 1997, various employees purchased a total of 15,000 shares of the Company's Class B common stock at a purchase price of $.80 per share.



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